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                            EXHIBIT 12 TO FORM 10-K

                           UMB FINANCIAL CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                               1996      1995      1994      1993      1992
                                                               ----      ----      ----      ----      ----
Income before income taxes and change in
  accounting principle                                         85,530    77,623    70,399    61,249    55,115

Add
  Portion of rents representative of the interest factor          817       940       840       977       807
  Interest on indebtedness other than deposits                 41,446    36,193    29,106    20,591    20,763
  Amortization of debt expense                                     65        65        48        51         0
                                                              -----------------------------------------------

Income as adjusted excluding interest on deposits             127,858   114,821   100,393    82,868    76,685
Add interest on deposits                                      123,135   121,594   106,958    99,127   103,023
                                                              -----------------------------------------------

Income as adjusted including interest on deposits             250,993   236,415   207,351   181,995   179,708
                                                              ===============================================

Fixed charges
  Interest on indebtedness other than deposits                 41,446    36,193    29,106    20,591    20,763

  Portion of rents representative of the interest factor          817       940       840       977       807
  Amortization of debt expense                                     65        65        48        51         0
                                                              -----------------------------------------------

Fixed charges excluding interest on deposits                   42,328    37,198    29,994    21,619    21,570
Interest on deposits                                          123,135   121,594   106,958    99,127   103,023
                                                              -----------------------------------------------

Fixed charges including interest on deposits                  165,463   158,792   136,952   120,746   124,593
                                                              ===============================================

Ratio of earnings to fixed charges
 Excluding interest on deposits                                  3.02      3.09      3.35      3.83      3.56
                                                                 ====      ====      ====      ====      ====

 Including interest on deposits                                  1.52      1.49      1.51      1.51      1.44
                                                                 ====      ====      ====      ====      ====
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